Exhibit 10.12(h)

                      SEVERANCE AGREEMENT


     THIS SEVERANCE AGREEMENT (the "Agreement") is made and entered into as of this ____ day of ___________, 199__ (the
"Effective Date"), by and between ATLANTIC COAST AIRLINES,
INC., a Delaware corporation (the "Company") and
______________ ("Employee").

                 W I T N E S S E T H   T H A T:


     WHEREAS, Employee is currently employed by the Company and the Company desires to continue to employ Employee; and Employee desires to continue to be employed by the Company, upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Company and Employee desire to expressly set forth in this Agreement the terms of Employee's employment with the Company; and

     WHEREAS, the Company has determined that the best interests of the Company would be served by entering into this Agreement with Employee; and

     WHEREAS, the Company and Employee are both legally able, and not restricted by prior agreements with other parties, to enter into this Agreement; and

     NOW, THEREFORE, the parties, for and in consideration of the mutual and reciprocal covenants and agreements hereinafter contained, and intending to be legally bound hereby, do contract and agree as follows:

     1. Employment: The Company hereby employs Employee and Employee hereby accepts employment by the Company and agrees to perform his duties and responsibilities hereunder upon all of the terms and conditions as are hereinafter set forth.

     2. Duties: Employee shall serve the Company in the capacities of ___________________________________. Employee shall be responsible for supervising and directing all operations of the Company. Employee shall otherwise be responsible for carrying out such other duties and services for the Company commensurate with Employee's position, as may be designated from time to time by __________________.

     3. Term of Employment: Employee's term of employment under this Agreement shall commence on the Effective Date and shall terminate on the last day of the calendar month which is twelve (12) calendar months after the Effective Date, unless further extended as hereinafter set forth. Commencing on each successive anniversary of the Effective Date, the Agreement shall automatically be extended for an additional twelve (12) months without further action by either party unless one party provides the other fifteen
(15) days' written notice that such party does not wish to extend the term of this Agreement. The fifteenth (15th) day following the date of such notice shall be deemed to be a "Termination Date" for purposes of this Agreement.

     4. Extent of Service: Employee shall devote such time and attention as is required to perform his obligations under this Agreement and will at all times faithfully and industriously, consistent with his ability, experience and talent, perform his duties hereunder under the direction of the CEO.

     5. Compensation: During the term of this Agreement, the Company agrees to pay to Employee, and Employee agrees to accept from the Company, in full payment for services rendered by Employee and work to be performed by him under the terms of this Agreement, the following:

          A. During the first year under this Agreement, an annual base salary of _____________________
($___________). Thereafter, the amount of Employee's base salary shall be adjusted as determined by the Compensation Committee of the Board of Directors of the Company. Employee's base salary for each year shall be payable to him in accordance with the reasonable payroll practices of the Company, as from time to time, in effect for executive personnel (but in no event less often than monthly).

          B.   Employee shall participate in the Company's
Senior Management Incentive Plan, or any successor bonus plan or program for key executives.

          C.   The Company has entered into a Split Dollar
Agreement with Employee effective _______________, which provides for a split dollar plan for a policy of insurance upon the life of Employee in a face amount of _______________ dollars ($__________).

               (i)  Employee is the owner of the policy
under the Split Dollar Agreement and has the right to designate his beneficiary with respect to proceeds of the policy payable upon his death; provided, however, that notwithstanding the foregoing, the Company has a collateral assignment of the policy as security for the repayment of the amounts contributed by the Company toward the payment of premiums for the policy.

               (ii) The Company shall, each year as required under the Split Dollar Agreement and the related policy, pay, on or before the due date(s) under the terms of the policy, the entire amount of the annual premium due on the policy acquired pursuant to the terms of the Split Dollar Agreement. Effective _______________, the annual premium due on the policy will be determined by multiplying Employee's annual base salary for the next twelve month period by a percentage equal to twenty percent (20%) of said base salary. The initial face amount of the policy will be not less than ________________dollars ($_________).

               (iii)     Effective __________, in the event
that Employee's employment with the Company is terminated by the Company for other than "for cause" (as hereinafter defined) or should Employee elect to resign his employment with the Company for any reason or no reason, the Company shall pay to Employee a "Deferred Compensation" amount equal to the applicable vested percentage of the total policy premiums paid by the Company pursuant to the Split Dollar Agreement. The applicable vested percentage shall be determined as follows:

     Years of Service                   Percentage Vested

          1-4                           0%
          5                             25%
          6                             35%
          7                             50%
          8                             65%
          9                             80%
          10                            100%

       For purposes of determining Years of Service, Employee will be credited with a "Year of Service" for completion of each twelve (12) consecutive month period of employment with the Company, beginning ___________. Said
Deferred Compensation amount shall be paid in a single lump sum payment within fifteen (15) days after the termination date as specified in this Paragraph D.

       Notwithstanding the foregoing, in the event of a change in control (as defined in Item 8 of this Agreement) of the Company, Employee shall become immediately 100% vested in his Deferred Compensation amount.

       The Company shall release its interest in the policy, or a portion thereof, on Employee's life acquired pursuant to the terms of the Split Dollar Agreement, or any or all of the paid up additions standing to the credit of such policy, if any, such that such released interest equals the Deferred Compensation amount paid to Employee pursuant to this Paragraph D. The Company agrees that the amount of any such release of interest by the Company shall reduce the amount of "Liabilities" (as such term is defined in the Agreement of Assignment of Life Insurance Death Benefit As Collateral entered into between Employee and the Company in connection with the Split Dollar Agreement) owed to the Company in connection with the Split Dollar Agreement and related Collateral Assignment Agreement. Accordingly, the Company also agrees to reduce its collateral assignment of the policy pursuant to the Split Dollar Agreement and related Collateral Assignment Agreement.

       D. Discretionary compensation, bonuses and benefits in addition to those provided for herein in such amounts and at such times as the Compensation Committee of the Board of Directors of the Company shall determine.

  6. Benefits: The Company shall pay for or provide Employee such vacation time and benefits, including but not limited to coverage under the Company's major medical, accident, health, dental, disability and life insurance plans available to other employees of the Company (and, to the extent provided by such policies, Employee's dependents). The Company shall provide Employee with an executive medical reimbursement plan under which the Company agrees to promptly reimburse Employee for any otherwise unreimbursed premium and/or covered medical expenses, up to $10,000 per calendar year.

  7. Reimbursement of Expenses: The Company agrees to promptly reimburse Employee, within fifteen (15) days after presentation of receipts and other appropriate documentation, for all reasonable, ordinary and necessary travel costs and other necessary expenses incurred by Employee in performing his duties pursuant to this Agreement.

  8. Deductions: Deductions shall be made from Employee's compensation for social security, federal and state withholding taxes, and any other such taxes as may, from time to time, be required by governmental authority.

  9. Termination: Employee's employment with the Company shall be terminated as hereinafter provided:

       A.   Disability.

            (i) In the event Employee shall become mentally or physically disabled so as to be unable to perform his duties hereunder (such determination to be made solely by the Company) for six (6) consecutive months, the Company shall have the right to terminate Employee's employment with the Company upon the expiration of such six (6) month period; provided, however, that the Company shall be obligated to provide Employee with the such severance compensation and benefits as hereinafter provided.

            (ii) In the event Employee's employment is terminated by the Company due to a disability as provided herein, the Company shall continue to provide Employee with the basic major medical insurance benefits maintained by the Company and shall pay Employee such severance compensation as hereinafter provided for a period (the "Severance Period") which shall be twelve (12) months from the date of Employee's termination. Employee's severance compensation ("Severance Compensation") shall be determined as follows: during the Severance Period Employee shall receive an amount equal to one hundred percent (100%) of his annual base salary in effect at the commencement of his disability. In addition, the Company shall pay Employee a prorated portion of any annual bonus amount accrued through the Termination Date, provided, however, that such bonus amount will be paid at the time that such bonus amounts are normally paid by the Company. The Atlantic Coast Airlines, Inc. flight pass privileges currently granted to Employee will continue for the Severance Period. However, such flight pass privileges will be limited to flights on Atlantic Coast Airlines only.

            (iii)     Nothing contained herein shall be
construed to affect Employee's rights under any disability insurance or similar policy, whether maintained by the Company, Employee or another party.

            (iv) For purposes of this Agreement, Employee shall be deemed to be disabled when he shall have been absent from his duties on a full time basis for six (6) consecutive months.

            (v) At the end of any disability (other than a disability that results in the involuntary termination of Employee's employment with the Company), Employee shall return to work and this Agreement shall continue as though such disability had not occurred.

            (vi) If Employee desires to return to work at the end of any disability, but there is a dispute as to whether he is able to perform his duties hereunder, the Company shall have sole discretion in determining whether
Employee is able to perform his duties hereunder on a full-time basis.

       B.   Death.

            (i)  Employee's employment with the Company
shall terminate immediately upon Employee's death; provided, however, that the Company shall be obligated to provide Employee with such severance compensation and benefits as hereinafter provided.

            (ii) In the event Employee's employment with the Company is terminated due to his death, the Company shall continue to provide Employee's dependents with the basic major medical insurance benefits maintained by the Company (provided that such dependents were covered under the applicable Company benefit plan at the time of Employee's death) and shall pay Employee's estate Employee's "Severance Compensation" for the "Severance Period." For purposes of this Paragraph 9B, the Severance Period shall be twelve (12) months from the date of Employee's death. The amount of Employee's Severance Compensation shall be determined as follows: during the Severance Period, an amount equal to one hundred percent (100%) of Employee's annual base salary in effect at the time of his death. In addition, the Company shall pay Employee a prorated portion of any annual bonus amount accrued through the Termination Date, provided however, that such bonus amount will be paid at the time that such bonus amounts are normally paid by the Company.

            (iii)     Nothing contained herein shall be
construed to affect Employee's rights under any life insurance or similar policy, whether maintained by the Company, Employee or another party.

       C.   Termination by Employee.

       Employee may terminate his employment with the Company as provided in Paragraph 3. In such event, the Company shall not be liable to Employee for any compensation, bonus or fringe benefits after the date of termination of employment.

       D.   Termination by the Company.

            (i) Without Cause. The Company may, without cause, terminate this Agreement at any time by giving to Employee fifteen (15) days' written notice by Certified Mail, Return Receipt Requested, at the last known residence of Employee, and such termination shall be effective on the fifteenth (15th) day following the date of such notice (the "Termination Date"). At the option of the Company, Employee's employment shall be immediately terminated upon receipt of the notice, in which case Employee shall continue to receive his full base salary and related benefits through the Termination Date. In addition, the Company shall continue to provide Employee with the basic major medical insurance benefits maintained by the Company and shall pay Employee "Severance Compensation" for the "Severance Period." For purposes of this Paragraph D1, the Severance Period shall be twelve (12) months from the Termination Date. The amount of Employee's Severance Compensation shall be determined as follows: during the Severance Period, an amount equal to one hundred percent (100%) of Employee's annual base salary in effect at the Termination Date. In addition, the Company shall pay Employee a prorated portion of any annual bonus amount accrued through the Termination Date, provided however, that such bonus amount will be paid at the time that such bonus amounts are normally paid by the Company. In the discretion of the Company, the Severance Compensation may be paid, in a single lump sum payment or periodic payments in accordance with the reasonable payroll practices of the Company as from time to time in effect for executive personnel (but in no event less often than monthly). The Atlantic Coast Airlines, Inc. flight pass privileges currently granted to Employee will continue for the Severance Period. However, such flight pass privileges will be limited to flights on Atlantic Coast Airlines only.

            (ii) For "cause."  Company may terminate
Employee's employment under this Agreement immediately for "cause." In such event, the Company shall not be liable to Employee for any compensation, bonus or benefits after the date of termination of employment. Cause shall be defined as any of the following: (i) unauthorized misconduct in the performance of Employee's duties hereunder, (ii) commission of an act of dishonesty by Employee or personal misconduct, which act is harmful to the Company, (iii) breach of any provision of this Agreement. Any termination under this Paragraph D2 shall take effect immediately upon Employee's receipt of written notice from the Company to Employee.

  10.  Nonsolicitation and Confidentiality.

       A. Nonsolicitation. For so long as Employee is an employee of the Company and continuing for one (1) year thereafter, Employee shall not, without the prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company: (i) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or, during the then most recent 12-month period, was employed by, or had served as an agent of, the Company or any of its subsidiaries; or (ii) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or was within the then most recent 12-month period, a customer or client (or reasonably anticipated (to the general knowledge of Employee or the public) to become a customer or client) of the Company or any of its subsidiaries.

       B. Confidentiality. Employee covenants and agrees with the Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company or any of its subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the Company's management, or otherwise in the public domain, with respect to the Company's or any of its affiliates' or subsidiaries', products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with the Company), business plans, prospects or opportunities, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which the Company operates other than as a result of disclosure by Employee in violation of his agreements under this Paragraph 10B or (ii) Employee is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

       C. Exclusive Property. Employee confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Employee relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of Employee.

       D. Injunctive Relief. Without intending to limit the remedies available to the Company, Employee acknowledges that a breach of any of the covenants contained in this
Section 10 may result in material and irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Section 10 or such other relief as may be required specifically to enforce any of the covenants in this Section
10. If for any reason, it is held that the restrictions under this Section 10 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 10 as will render such restrictions valid and enforceable.

  11. Assignment: This Agreement, as it relates to the employment of Employee, is a personal contract and the rights and interests of Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated. However, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns including, without limitation, any corporation or other entity into which the Company is merged or which acquires all or substantially all of the outstanding common stock or assets of the Company.

  12. Invalid Provisions: The invalidity of any one or more of the clauses or words contained in this Agreement shall not affect the reasonable enforceability of the remaining provisions of this Agreement, all of which are inserted herein conditionally upon being valid in law; and in the event one or more of the words or clauses contained herein shall be invalid, this instrument shall be construed as if such invalid words or clauses had not been inserted or, alternatively, said words or clauses shall be reasonably limited to the extent that the applicable court interpreting the provisions of this Agreement considers to be reasonable.

  13. Specific Performance: The parties hereby agree that any violation by Employee of the covenants and agreements contained herein shall cause irreparable damage to the Company, and the Company may, as a matter of course, enjoin and restrain said violation by Employee by process issued out of a court of competent jurisdiction, in addition to any other remedies that said court may see fit to award.

  14. Binding Effect: All the terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

  15.  Waiver of Breach or Violation Not Deemed Continuing:
The waiver by the Company of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

  16. Entire Agreement; Law Governing: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, by and between the Company and Employee, and contains all the covenants and agreements among the parties with respect to such subject matter. This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia.

  17. Paragraph Headings: The Paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

               18.  Stock Options:

                A.    Acceleration of Stock Options  upon  a
Change in Control. If the Company experiences a Corporate Change, the exercisability and vesting of all Stock Options granted to Employee before November 13, 1998 and held by Employee as of the date of the Corporate Change shall accelerate as of the date of such Corporate Change. The Compensation Committee of the Company's Board of Directors (the "Committee") shall provide that if a Corporate Change occurs, then effective as of a date selected by the Committee, the Committee (which for purposes of the Corporate Changes described in clauses (iii) and (v) of the definition of Corporate Change below shall be the Committee as constituted prior to the occurrence of such Corporate Change) acting in its sole discretion without the consent or approval of Employee, will effect one or more of the following alternatives or combination of alternatives with respect to all outstanding Stock Options (which alternatives may be conditional on the occurrence of such of the Corporate Change specified in clause (i) through (v) of the definition of Corporate Change below which gives rise to the Corporate Change: (1) in the case of a Corporate Change specified in clauses (i), (ii) or (iv) of the definition thereof, provide that exercisable options (including any options exercisable pursuant to the first sentence of this Paragraph 18.A.) then outstanding may be exercised in full for a limited period of time on or before a specified date (which will permit Employee to participate with the Common Stock received upon exercise of such option in the event of a Corporate Change specified in clauses (i), (ii) or (iv) of the definition of Corporate Change below, as the case may
be) fixed by the Committee, after which specified date all unexercised options and all rights of Employee thereunder shall terminate, (2) provide that exercisable options (including any options exercisable pursuant to the first sentence of this Paragraph 18.A.) then outstanding may be exercised so that such options may be exercised in full for their then remaining term, or (3) require the mandatory surrender to the Company of outstanding options held by Employee (including any options exercisable pursuant to the first sentence of this Paragraph 18.A.) as of a date, before or not later than sixty days after such Corporate Change, specified by the Committee, and in such event the Committee shall thereupon cancel such options and the Company shall pay to Employee an amount of cash equal to the excess of the fair market value of the aggregate shares subject to such option over the aggregate option price of such shares; provided, however, the Committee shall not select an alternative (unless consented to by Employee) that, if Employee exercised his accelerated options pursuant to alternative 1 or 2 and participated in the transaction specified in clause (i), (ii) or (iv) of the definition of Corporate Change below or received cash pursuant to alternative 3, would result in Employee's owing any money by virtue of operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Committee shall take such action, which is hereby authorized, to put Employee in as close to the same position as Employee would have been in had alternative 1, 2 or 3 been selected but without resulting in any payment by Employee pursuant to
Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of Employee, the Committee may in lieu of the foregoing make such provision with respect of any Corporate Change as it deems appropriate.

                B.    Definitions.   For  purposes  of  this
     Agreement:

                     (i)   "Stock  Options" shall  mean  any
grant to Employee by the Company, pursuant to the Company's 1992 or 1995 Stock Option Plan, of the right and option to acquire from the Company a specified number of shares of Atlantic Coast Airlines Holdings, Inc. common stock under certain terms and conditions.

                     (ii) "Change in Control" and "Corporate
Change" shall each mean (i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity, unless the stockholders of Company immediately before such merger or consolidation own, directly or indirectly immediately following such merger or consolidation, substantially all of the combined voting power of the surviving entity in substantially the same proportion as their ownership immediately before such merger or consolidation, (ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the dissolution or liquidation of the Company, (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board, or (vi) any other event specified by the Committee, regardless of whether at the time an Option is granted or thereafter.

               C. Amendment to Existing Option Agreements. The provisions of this Paragraph 18 shall apply to all Stock Options or restricted stock previously granted to Employee, and this Amendment Number One shall be deemed to be an amendment to all Stock Option Agreements and the Restricted Stock Agreement presently in existence between the Company and Employee, and will supersede any language to the contrary contained in said agreements. The Compensation Committee of the Board of Directors retains full discretion of whether to grant any additional Stock Options in the future, and if so whether the terms provided herein will apply to said Stock Options.

  IN WITNESS WHEREOF, the Company has hereunto caused this Agreement to be executed by a duly authorized officer and Employee has hereunto set his hand as of the day and year first above written.



_______________________________



                             COMPANY:
                             ATLANTIC COAST AIRLINES, INC.




By:_____________________________


                                           (CORPORATE SEAL)

ATTEST:


______________________